EXHIBIT 10.10

This instrument and the rights and obligations evidenced hereby and any security interests or other liens securing such obligations are subordinate in the manner and to the extent set forth in that certain Subordination And Intercreditor Agreement dated as of May 7, 2012 (as amended, restated or otherwise amended from time to time, the “Subordination Agreement”) among HUDSON BAY MASTER FUND LTD., as collateral agent (the “Senior Agent”), Lender (as defined below), as subordinated creditor, and the Company (as defined below) to the indebtedness (including interest) owed by the Company, and the security interests and liens securing such indebtedness, pursuant to that certain Securities Purchase Agreement dated as of May 6, 2012 among the Company, Agent and the buyers from time to time party thereto, that certain Security And Pledge Agreement dated as of May 7 2012 by and among the Company, Agent, and the grantors party thereto, and various related documents, and to indebtedness refinancing the indebtedness under such documents as contemplated by the Subordination Agreement.  Each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

DEBT EXCHANGE AGREEMENT

This DEBT EXCHANGE AGREEMENT (the “Agreement”), dated as of May 6, 2012, is by and among Digital Domain Media Group, Inc., a Florida corporation with offices located at 10250 SW Village Parkway, Port St. Lucie, FL 34987 (the “Company”), and Comvest Capital II, L.P. (“Lender”).

RECITALS

A.            The Company and Lender are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.            Immediately prior to giving effect to this Agreement, Lender and the Company were parties to (i) that certain Credit Agreement dated as of June 30, 2011, as amended or otherwise modified to date (the “Original Revolving Credit Agreement”), (ii) that certain Second Amended and Restated Term Loan Agreement dated as of November 24, 2010, as amended or otherwise modified to date (the “Original Term Credit Agreement”), (iii) that certain Convertible Note Due June 30, 2016, as amended or otherwise modified to date (the “Original Convertible Note”) and (iv) the Comvest Warrant, as defined in the Original Revolving Credit Agreement (the “Warrant”; together with the Original Revolving Credit Agreement, the Original Term Credit Agreement and the Original Convertible Note, the “Original Comvest Investment”).

C.            The Company has authorized the issuance of senior secured convertible notes, in the aggregate amount of $35,000,000, to Tenor Opportunity Master Fund Ltd. and other buyers (the “Senior Notes”), the proceeds of which will be used on the date hereof in part to repay a portion of the Original Comvest Investment as described below.

D.            In accordance with the Omnibus Consent and Agreement re Restructuring dated as of the date hereof (and effective immediately prior to giving effect to this Agreement) between the Company and Lender (the “Restructuring Agreement”), concurrently with the effectiveness of this Agreement on the date hereof, as described in more detail in (i) Section 2 and Section 4(c) of the Restructuring Agreement, the Company payments to the Lender with respect to the outstanding loans under the Original Revolving Credit Agreement, the Original Term Credit Agreement and the Original Convertible Note such that that the aggregate outstanding principal balance thereof is being reduced to $8,000,000 (the “Remaining Outstanding Original Principal Balance”), and (ii) Section 4(c) of the Restructuring Agreement, the Company is repurchasing a portion of the shares of Common Stock received by Lender upon full exercise of the Warrant.

E.             The parties hereto desire to exchange the Remaining Outstanding Original Principal Balance into a new secured convertible note of the Company in favor of the Lender, in the form attached hereto as Exhibit A (the “Note”), which Note, inclusive of any and all accrued interest on the Note and other capitalized fees, costs and other amounts, shall be convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Note.

F.             At the Closing (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement, but which shall include without limitation any Conversion Shares and shares received upon exercise of the Warrant that are not repurchased on the Closing Date (as defined below) by the Company pursuant to the terms of the Stock Repurchase Agreement (as defined below)), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

G.            The Note and the Conversion Shares are collectively referred to herein as the “Securities.”

H.            The Note will be secured by a second priority (junior in priority solely to the liens securing Senior Notes to the extent provided in the Subordination Agreement, as defined below) perfected security interest in all of the assets of the Company and its direct and indirect Subsidiaries (as defined below), including a second priority (junior in priority solely to the liens securing Senior Notes to the extent provided in the Subordination Agreement, as defined below) pledge of all of the capital stock of each of the Company’s Subsidiaries, (i) as evidenced by a security and pledge agreement in the form attached hereto as Exhibit C-1 (the “US Security Agreement”) and as evidenced by a security and pledge agreement in the form attached hereto as Exhibit C-2 (the “Canada

Security Agreement”, and together with the US Security Agreement, the “Security Agreements”, and together with the Mortgage (as defined below), the Perfection Certificate (as defined below) and the other security documents and agreements entered into in connection with this Agreement and each of such other documents and agreements, as each may be amended or modified from time to time, collectively, the “Security Documents”), and (ii) each of its Subsidiaries will execute a guaranty in favor of Lender, in the form attached hereto as Exhibit D (collectively, the “Guaranties”) pursuant to which each of them guarantees the obligations of the Company under the Transaction Documents (as defined below).

I.              On or prior to the Closing Date, Lender shall deliver the Subordination Agreement, in the form attached hereto as Exhibit E (the “Subordination Agreement”) in favor of the buyers of the Senior Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Lender hereby agree as follows:

1.             RECEIPT OF NOTE.

(a)           Note. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue to Lender, and Lender shall accept from the Company, on the Closing Date (as defined below) in exchange for an equal principal amount of existing debt owed to Lender as described in Section 2 of the Restructuring Agreement, the Note in the original principal amount of Eight Million Dollars ($8,000,000).

(b)           Closing. The closing (the “Closing”) of the issuance of the Note to Lender shall occur at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and Lender). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)           Form of Payment. On the Closing Date, (i) Lender shall be deemed to have exchanged an amount of its existing term debt equal to the initial principal amount of the Note, representing full payment therefor from Lender and (ii) the Company shall deliver to Lender the Note as described herein.

2.             LENDER’S REPRESENTATIONS AND WARRANTIES.

Lender represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a)           Organization; Authority. Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)           No Public Sale or Distribution. Lender (i) is acquiring the Note and (ii) upon conversion of the Note will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, Lender does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Lender is acquiring the Securities hereunder in the ordinary course of its business. Lender does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws.

(c)           Accredited Investor Status.  Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that is capable of evaluating the merits and risks of the purchase of the Note, investment in the Securities and the suitability thereof for Lender.

(d)           Reliance on Exemptions. Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Securities.

(e)           Information. Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Securities, which have been requested by Lender. Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Lender understands that its investment in the Securities involves a high degree of risk. Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Lender acknowledges that no representations or warranties of any type or description have been made to it by any person, officer, manager, members or agent of the Company with regard to the Company, any of its respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in this Agreement, and any collateral or ancillary loan documents, certificates, instruments executed or delivered in connection therewith.

(f)            No Governmental Review.  Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)           Transfer or Resale. Lender understands that except as provided in the Registration Rights Agreement and Section 4(h) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Lender shall have delivered to the Company (if requested by the Company) an opinion of counsel to Lender, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Lender provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) must be in compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h)           Validity; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Lender and constitute the legal, valid and binding obligations of Lender enforceable against it in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)            No Conflicts.  The execution, delivery and performance by Lender of this Agreement and the Registration Rights Agreement and the consummation by Lender of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Lender, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Lender is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Lender, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Lender to perform its obligations hereunder.

(j)            Residency.  Lender is a Delaware limited partnership with its principal office in the State of Florida.

(k)           No Brokers.  Lender has not engaged any broker, finder, commission agent or other such intermediary in connection with the transactions contemplated hereby, and buyer is under no obligation to pay any broker’s or finder’s fee or commission or similar payment in connection with such transactions.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Lender that, as of the date hereof and as of the Closing Date:

(a)           Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than the Persons (as defined below) set forth in Schedule 3(a) the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”  Each of Digital Domain Productions (Sydney) Pty Ltd., Digital Domain Media Group (Middle East) FZ LLC and Digital Domain Emirates LLC are wholly-owned Subsidiaries of the Company, and each has no assets, liabilities or business (the “Inactive Subsidiaries”).

(b)           Authorization; Enforcement; Validity. The Company and its Subsidiaries have the requisite power and authority to enter into and perform their obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares (including any Conversion Shares received due to a conversion of accrued interest or fees) issuable upon conversion of the Notes) have been duly authorized by the Company’s board of directors, each Subsidiary’s board of directors or other governing body and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Subsidiaries, their board of directors or their shareholders or other governing body. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Company and each of its Subsidiaries and constitute the legal, valid and binding obligations of the Company and it Subsidiaries, enforceable against the Company and its Subsidiaries in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Note, the Security Documents, the Guarantees, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below), the Stock Repurchase Agreement (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)           Issuance of Securities. The issuance of the Note is duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 150% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the principal amount of the Note (assuming for purposes hereof that the Note is convertible at the initial Conversion Price (as defined in the Note) and without taking into account any limitations on the conversion of the Note set forth in the Note), and (ii) the maximum number of Conversion Shares issuable on account of accrued interest that would be deemed to accrue pursuant to the terms of the Note from the Closing Date through the fifth anniversary of the Closing Date (determined as if issued on the Trading Day (as defined in the Note) immediately preceding the Closing Date without taking into account any limitations on the issuance of securities set forth in the Note). Upon conversion in accordance with the Note, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of Lender in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note and the Conversion Shares and the reservation for issuance of the Conversion Shares (including such Conversion Shares receivable on account of interest that accrues or is expected to accrue throughout the term of the Note) will not (i) result in a violation of the Articles of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The New York Stock Exchange (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e)           Consents.  Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings, will be made timely after the Closing Date), and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.  “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

(f)            Acknowledgment Regarding Lender’s Acquisition of Securities. The Company acknowledges and agrees that Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that Lender is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the

Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Lender or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Lender’s acquisition of the Securities. The Company further represents to Lender that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g)           No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by Lender or its investment advisor) relating to or arising out of the transactions contemplated hereby.  Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)           No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.  Except as otherwise required herein, none of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings.

(i)            Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Note in accordance with this Agreement and the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j)            Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Lender as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and Lender’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k)           SEC Documents; Financial Statements. During the time the Company has been a reporting Company under the 1934 Act, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), other than as set forth on Schedule 3(k). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents (excluding for this purpose the exhibits thereto), at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to Lender which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l)            Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries that would reasonably be expected to result in a material adverse change. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(m)          No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists or, to the Company’s knowledge, is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on Lender’s investment hereunder or (iii) could have a Material Adverse Effect.

(n)           Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since November 18, 2011, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)           Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)           Sarbanes-Oxley Act. The Company and, to the extent required by applicable law, rule or regulation, each Subsidiary, is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)           Transactions With Affiliates.  None of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(r)            Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which, 41,054,124 are issued and outstanding and 14,460,509 shares are reserved for issuance pursuant to securities (other than the Note) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 25,000,000 shares of preferred stock, of which none are issued and outstanding.  526,784 shares of Common Stock are held in treasury.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. 28,437,367 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. Except as disclosed in Schedule 3(r), to the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws).  (i) None of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) except as disclosed in Schedule 3(r)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) except as disclosed in Schedule 3(r)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) except as disclosed in Schedule 3(r)(iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) except as disclosed in Schedule 3(r)(v), there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) except as disclosed in Schedule 3(r)(vi), there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) except as disclosed in Schedule 3(r)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to Lender true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s)            Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in Schedule 3(s), has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(t)            Absence of Litigation.  Except as disclosed in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Subsidiaries. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.

(u)           Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)           Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)          Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(x)           Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted.  Except as set forth in Schedule 3(x), none of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement.  The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others.  Except as disclosed on Schedule 3(x), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights.  The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y)           Environmental Laws.  The Company and its Subsidiaries (A) are in compliance with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)           Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)         Tax Status.  The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.  The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(bb)         Internal Accounting and Disclosure Controls. Except as disclosed in Schedule 3(bb), the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in Schedule 3(bb), neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc)         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd)         Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee)         Acknowledgement Regarding Lender’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, Lender has not been asked by the Company or any of its Subsidiaries to agree, nor has Lender agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) Lender shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) Lender may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Note or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff)          Manipulation of Price. Except as disclosed in Schedule 3(ff), neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation, other than to Lender, for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(gg)         U.S. Real Property Holding Corporation.  Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by Lender, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon Lender’s request.

(hh)         Registration Eligibility.  The Company is eligible to register the Registrable Securities for resale by Lender using Form S-1 promulgated under the 1933 Act.

(ii)           Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to Lender hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj)           Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk)         Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ll)           Illegal or Unauthorized Payments; Political Contributions.  Except as disclosed in Schedule 3(ll), neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(mm)      Money Laundering.  The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting

Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(nn)         Management.  During the past five year period, no current or former officer or director of the Company or any of its Subsidiaries has been the subject of:

(i)            except as otherwise disclosed to the Lender is writing, a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person;

(ii)           a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)          any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(A)          acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B)          engaging in any type of business practice; or

(C)          engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)          any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)           a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)          a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(oo)         No Additional Agreements. The Company does not have any agreement or understanding with Lender with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(pp)         Public Utility Holding Act.  None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(qq)         Federal Power Act.  None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(rr)           Grants.  With respect to the agreements set forth on Schedule 3(rr) attached hereto (the “Grant Agreements”), the Company and its Subsidiaries (A) are in compliance with all certification, notice and reporting requirements (B) have met all conditions precedent to receiving grant payments or other incentives due as of the Closing Date (C) have received all grant payments and other incentives from the applicable Governmental Entity due as of the Closing Date and (D) have not taken any action or failed to perform pursuant to the terms of the Grant Agreements such that an event of default has or will occur necessitating a repayment of any grant payment or other sanction during the period commencing on the Closing Date and ending on the Maturity Date (as defined in the Note).  The Grant Agreements constitute all agreements between the Company and its Subsidiaries whereby the State of Florida and/or any other Governmental Entity (including any state university) has provided a financial incentive (monetary, land, or other) to the Company and its Subsidiaries in consideration of its business establishment, maintenance and expansion in the State of Florida or in any other state, province or country.

(ss)          Ranking of Note.  Except for the Senior Notes or as set forth in Schedule 3(qq), no Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Note in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(tt)           Disclosure.  All disclosure provided to Lender regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to you pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.  The Company acknowledges and agrees that Lender neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.             COVENANTS.

(a)           Best Efforts. Lender shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)           Form D and Blue Sky.  The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Lender promptly after such filing.  The Company shall, promptly after the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to Lender at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Lender promptly after the Closing Date.  Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and issuance of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and issuance of the Securities to Lender.

(c)           Reporting Status. Until the date on which Lender shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require such filings or otherwise permit such termination.  If Form S-3 becomes available to the Company for the registration of the Registrable Securities and such form is used for registration of any Registrable Securities, the Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by Lender on Form S-3.

(d)           Reserved.

(e)           Financial Information.

(i)            The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (A) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (B) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (C) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

(ii)            Within two (2) business days of a written request of any Investor, the Company shall deliver to such Investor (unless filed with the SEC through EDGAR and available to the public through the EDGAR system), as soon as practicable, such other information as may be reasonably requested by such Investor, including, without limitation, a copy of (x) each financial statement, report, notice or proxy statement sent by the Company to shareholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of the Subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any Subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any Subsidiary, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state “Blue Sky” or securities law commission which relates to or affects in any way the Company or any Subsidiary and (y) all material communications with and from federal or state regulatory agencies or any other Governmental Entity of any kind excluding any and all material communications with the U.S. government that are deemed classified.

(f)            Listing.  The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, the NYSE Amex, the Nasdaq Capital Market the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”).

Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)           Fees.  The Company shall reimburse Lender or its designee(s) for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, all legal fees and disbursements in connection therewith, structuring, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Lender Transaction Expenses”).  The Company shall promptly reimburse Lender or its counsel, as applicable, on demand for all Lender Transaction Expenses.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by Lender) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Lender harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the issuance of the Securities to Lender.

(h)           Pledge of Securities. Notwithstanding anything to the contrary contained in Section 2(g), the Company acknowledges and agrees that the Securities may be pledged by Lender in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Lender shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document as a result of effectuating a pledge of the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Lender.

(i)            Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York time, on the second (2nd) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to Lender disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 8:30 a.m., New York time, on the second (2nd) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement, the form of Note, the form of US Security Agreement, the form of Canada Security Agreement, the form of Guaranty, and the form of the Registration Rights Agreement) (including all attachments, the “8-K Filing”). The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide Lender with any material, non-public information regarding the Company or any of its

Subsidiaries from and after the issuance of the Press Release without the express prior written consent of Lender. In the event of a breach of any of the foregoing covenants, or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of Lender), in addition to any other remedy provided herein or in the Transaction Documents, Lender shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  Lender shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor Lender shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of Lender, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Lender shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of Lender, other than with respect to the Press Release and the 8-K Filing, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of Lender in any filing, announcement, release or otherwise.

(j)            Reserved.

(k)           Reserved.

(l)            Reservation of Shares. So long as any portion of the Note remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the maximum number of shares of Common Stock issuable upon conversion of the Note (assuming for purposes hereof, that the Note is convertible at the Conversion Price (as defined in the Note) and without regard to any limitations on the conversion of the Note set forth therein), and including, for the avoidance of doubt, the maximum number of Conversion Shares issuable on account of interest expected to accrued throughout the term of the Note pursuant its terms (determined as if issued on the Trading Day immediately preceding the Closing Date without taking into account any limitations on the issuance of securities set forth in the Note).

(m)          Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(n)           Reserved.

(o)           Reserved.

(p)           Dilutive Issuances.  For so long as any portion of the Note remains outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Note) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Note without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(q)           Passive Foreign Investment Company.  The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(r)            Restriction on Redemption and Cash Dividends.  So long as any portion of the Note is outstanding, the Company shall not, except as expressly permitted by the terms of the Note, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of Lender.

(s)            Corporate Existence.  So long as Lender owns any portion of the Note, the Company shall not be party to any Fundamental Transaction (as defined in the Note) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note.

(t)            Shareholder Approval.  The Company shall prepare and file with the SEC, as promptly as practicable after the date hereof but in no event later than twenty (20) days after the date hereof, an information statement (the “Information Statement”), in a form reasonably acceptable to Lender and Goldberg Kohn Ltd. at the expense of the Company, with the Company obligated to reimburse the expenses of Goldberg Kohn Ltd. incurred in connection therewith in an amount not to exceed $5,000, informing the shareholders of the Company of the receipt of the consents of the holders of a majority of the outstanding voting securities of the Company in the form attached hereto as Exhibit F (the “Shareholder Consent”) approving the Shareholder Resolutions (the “Shareholder Resolutions”, and such required affirmative approval by the shareholders of the Company of such Shareholder Resolutions as determined in accordance with the Articles of Incorporation and the Bylaws, the “Shareholder Approval”) that approve the transactions contemplated hereby, including, without limitation, the issuance and terms of the Securities and the approval of such transactions pursuant to applicable law and the rules and regulations of the Principal Market.  In addition to the foregoing, if otherwise required by applicable law, rule or regulation, or if the Shareholder Consent is not sufficient to obtain the Shareholder Approval, the Company shall prepare and file with the SEC a preliminary proxy statement with respect to a special or annual meeting of the shareholders of the Company (the “Shareholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than August 1, 2012(1) (the “Shareholder Meeting Deadline”) soliciting each such shareholder’s affirmative vote for approval of, to the extent not

(1)  Insert 90 day anniversary of date hereof

previously adopted, the Shareholder Resolutions (the date such Shareholder Approval is obtained, the “Shareholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its shareholders’ approval of such Shareholder Resolutions and to cause the Board of Directors of the Company to recommend to the shareholders that they approve the Shareholder Resolutions.  The Company shall be obligated to seek to obtain the Shareholder Approval by the Shareholder Meeting Deadline.  If, despite the Company’s best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until such Stockholder Approval is obtained.

(u)           Stock Splits.  Until the Note is no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of Lender (as defined below).

(v)           Post-Closing Collateral Covenants.  Unless the dates set forth below are extended with the written consent of the Collateral Agent for the holders of the Senior Notes:

(i)            Within 60 days following the Closing Date, the Company shall duly execute and deliver a mortgage (the “Mortgage”) securing an amount up to One Million and 00/100 Dollars ($1,000,000.00) covering each of the real property described in Schedule 4(v)(ii) hereto (the “Properties”), in form and substance reasonably satisfactory to Lender and shall have paid any mortgage, transfer and/or other recording taxes related thereto.

(ii)           Within 60 days following the Closing Date, the Company shall have delivered evidence to Lender that the Mortgage shall have been filed of record, in the applicable real property records of such applicable jurisdictions set forth in the Mortgage and covering the Properties.

(iii)          Concurrently with the delivery of the Mortgage, the Company shall cause to be delivered to Lender an opinion of the Company’s outside counsel in form and substance reasonably satisfactory to Lender regarding, inter alia, (a) Borrower’s and its mortgagor Subsidiaries’ (i) due formation and good standing and (ii) due power and authority to execute, deliver and perform this Agreement, the Transaction Documents, the Mortgage and the transactions contemplated thereby, as applicable, and (b) the due execution and delivery by the Company and its Subsidiaries of this Agreement and/or the other Transaction Documents to which they are parties;

(iv)          Concurrently with the delivery of the Mortgage, the Company shall cause to be delivered to Lender consents and authorizing resolutions duly executed by Company’s board of directors, as required by the terms of Company’s Articles of Incorporation and By-Laws as in effect on the date thereof, and by the mortgagor Subsidiaries’ managers or managing members, boards of directors or other equivalent bodies, as required by the terms of the organizational documents of the mortgagor Subsidiaries as in effect on the date thereof, together with the related incumbency certificates, consenting to and authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

(v)           Within 60 days following the Closing Date, the Company shall have delivered to Lender an ALTA mortgagee title insurance policy (the “Mortgage Policy”) (or, if such Property is in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state and reasonably acceptable to Lender), issued by Chicago Title Insurance Corporation or another title insurance company satisfactory to Lender (the “Title Insurance Company”) with respect to each of the Properties, in an amount satisfactory to Lender with respect to each such Property, which amount shall not exceed the fair market value for such Property, or in the aggregate for all Properties, the aggregate principal amount of the Note, assuring Lender that the Mortgage creates a valid and enforceable first mortgage lien subject only to Permitted Liens (as defined in the Note) on such Property, free and clear of all defects and encumbrances other than Permitted Liens (as defined in the Note) and those which are usual and customary or permitted by Lender in its reasonable discretion, which Mortgage Policy shall be in form and substance reasonably satisfactory to Lender and containing such endorsements as shall be reasonably satisfactory to Lender, including a last dollar endorsement, and for any other matters that Lender may reasonably request, and providing affirmative insurance as Lender may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Lender.  In the event Lender reasonably requests the deletion of any standard or printed exceptions, the Company shall provide customary affidavits, and other similar instruments, including updated surveys, as are reasonably required by the Title Insurance Company for the deletion of any standard or printed exceptions, in any title insurance policies issued pursuant thereto.  Without limiting the foregoing, the Company agrees to execute and deliver to the Title Insurance Company such agreements, assurances and indemnities as may be required by the Title Insurance Company to issue the Mortgage Policy without any exception for unrecorded leases and matters arising from or affecting the same and with specific coverage against priority of mechanic’s liens.

(vi)          Within 30 days following the Closing Date, the Company shall have delivered to Lender a zoning report on each of the Properties, from the Planning and Zoning Resource Corporation, in a form reasonably satisfactory to Lender and confirming that the State land use classifications, development/general plan designations, and zoning classification for each of the Properties is as shown on Schedule I.

(vii)         Within 15 Business Days following the Closing Date, the Company shall have provided to Lender from its files certified copies to the extent applicable of any leases, and brokerage agreements affecting each of the Properties that are in the Company’s possession.

(viii)        To the extent there are any leases on the Properties (the “Current Leases”), the Company shall have provided to Lender within 45 days following the Closing Date a true, correct and complete (a) rent roll for the Current Leases which includes, without limitation, the expiration date of the Current Leases (after giving effect to any extension options contained in such Current Leases) and (b) copies of all material notices, written correspondence or other written communication between any tenants under the Current Leases or any affiliates, agents, counsel or representatives of such tenants and Company or any affiliates, agents, counsel or representatives of Company.  Company acknowledges that it does not have any outstanding payment obligations to any tenants under any Leases except as set forth on the rent roll and the Company is not holding any security deposits for any tenants under any of the Current Leases except as set forth on the rent roll.

(ix)          Within 45 days following the Closing Date, the Company shall have obtained and delivered to Lender a current survey for each of the Properties, all certified to the Title Insurance Company and Lender and their successors and assigns, in form and content reasonably satisfactory to Lender and prepared by a professional and properly licensed land surveyor reasonably satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 2005.  Such surveys shall reflect the same legal description contained in the Mortgage Policy and shall include, among other things, a metes and bounds description of the real property comprising part of each of the Properties reasonably satisfactory to Lender.  The surveyor’s seal shall be affixed to such survey and the surveyor shall provide a certification for such survey in form and substance reasonably acceptable to Lender.

(x)           Within 60 days following the Closing Date, the Company shall have obtained and delivered to Lender evidence that Lender has been named (A) as an additional insured, as its interests may appear, under all general liability insurance policies applicable to the Properties and (B) as a loss payee, as its interest may appear, under all casualty insurance policies applicable to the Properties.  Company shall be required to maintain all-risk insurance, business interruption and liability insurance including flooding and windstorm insurance if property is located in a flood or hurricane zone, as applicable.

(xi)          Within ten Business Days following the Closing Date the Company shall have delivered or caused to be delivered to Lender (i) true copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by Lender or for the financing statements securing obligations under the Senior Notes, shall cover any of the Real Property Collateral (as defined in the Note) other than Permitted Liens (as defined in the Note) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by Lender shall not show any such Liens (as defined in the Security Documents) other than Permitted Liens; and (ii) a perfection certificate, a form of which may be delivered by Lender at or prior to Closing, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to Lender.

(xii)         Within ten days of the Closing Date, the Company shall have delivered copies of any archeological studies, environmental and/or engineering reports or the like that the Company has obtained with respect to the Properties or any portion thereof, and within thirty (30) Business Days of the Closing Date obtain and provide updated Phase I environmental reports for the Properties.

(xiii)        Notwithstanding anything herein to the contrary, all premiums, fees, costs and expenses in connection with the Company’s compliance with this Section 4(v), including legal fees of Lender and/or fees charged by the Title Insurance Company for any such title reports, title insurance policies, surveys and reports shall be borne wholly by the Company.

(xiv)        Notwithstanding the above, Lender has the right but not the obligation to record such Mortgages.

(xv)         Within thirty (30) days of receipt of a copy of tax and lien searches on the Properties, Company shall cause any violations and open permits affecting the Properties to be closed, and any liens, unpaid fines or running fines to be fully paid to the applicable governmental authority.

(w)          No Waiver of Voting Agreement.     The Company shall use its reasonable best efforts to effectuate the transactions contemplated by the Voting Agreement.  The Principal Stockholders hold approximately 68.2% of the issued and outstanding shares of Common Stock.  The Company shall not amend, waive, modify or terminate any provision of the Voting Agreement and shall enforce the provisions of the Voting Agreement in accordance with its terms.  If any of the Principal Stockholders signatory thereto breaches any provisions of the Voting Agreement, the Company shall promptly use its reasonable best efforts to seek specific performance of the terms of the Voting Agreement in accordance with Section 4.02 thereof.  In addition, if the Company receives any notice from the Principal Stockholders signatory thereto pursuant to the Voting Agreement, the Company shall promptly, but in no event later than two (2) Business Days, deliver a copy of such notice to Lender.

(x)           Rule 144 Issues.  As soon as practicable following the date that the Company files its Form 10-Q with the SEC for the period ending March 31, 2012, the Company shall cause to be delivered to the Company’s transfer agent or to any broker for the benefit of Lender a legal opinion in the form of Exhibit G-1, stating that the Common Stock received by Lender from the exercise of the Warrant (and not repurchased by the Company at the Closing Date) can be freely transferred by Lender pursuant to Rule 144 promulgated under the 1933 Act.  It is acknowledged that (x) Lender shall be required to deliver a certificate containing the matters described on Exhibit G-2 as a prerequisite for the delivery of the Rule 144 opinion described in the preceding sentence, (y) the Rule 144 opinion described herein shall in no event (other than as a result of Lender’s failure to deliver its certificate) be delivered later than May 17, 2012 and (z) to the extent that the Registration Statement (as defined in the Registration Rights Agreement) has not been declared effective by August 14, 2012, then the Company shall cause to be prepared and delivered an opinion in the same form as Exhibit G-1 covering the period from August 14, 2012 through the effective date of such Registration Statement.

(y)           Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to Lender and Goldberg Kohn Ltd. executed copies of the Transaction Documents, Securities and other document required to be delivered to any party pursuant to Section 7 hereof.

5.             REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)           Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Note in which the Company shall record the name and address of Lender (and/or the name and address of each transferee), the principal amount of the Note held by such Person, the number of Conversion Shares issuable upon conversion of the Note, with respect to the Note or the portion thereof held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of Lender or its legal representatives.

(b)           Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in a form acceptable to Lender (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of Lender or its nominee(s), for the Conversion Shares in such amounts as specified from time to time by Lender to the Company upon conversion of the Note. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If Lender effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Lender to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to Lender, or such assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Lender. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that Lender shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue any legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Effective Date (as defined in the Registration Rights Agreement). Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c)           Legends. Lender understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “Blue Sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d)           Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that Lender provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that Lender provides the Company with an opinion of counsel to Lender, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the

1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days following the delivery by Lender to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from Lender as may be required above in this Section 5(d), as directed by Lender, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which Lender shall be entitled to Lender’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to Lender, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of Lender or its designee (the date by which such credit is so required to be made to the balance account of Lender or its nominee with DTC or such certificate is required to be delivered to Lender pursuant to the foregoing is referred to herein as the “Required Delivery Date”).  The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(e)           Failure to Timely Deliver; Buy-In. If the Company fails to (i) issue and deliver (or cause to be delivered) to Lender by the Required Delivery Date a certificate representing the Securities so delivered to the Company by Lender that is free from all restrictive and other legends or (ii) credit the balance account of Lender or its nominee with DTC for such number of Conversion Shares so delivered to the Company, then, in addition to all other remedies available to Lender, and if on or after the Required Delivery Date Lender purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Lender of shares of Common Stock that Lender anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to Lender, the Company shall, within three (3) Trading Days after Lender’s request and in Lender’s sole discretion, either (i) pay cash to Lender in an amount equal to Lender’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit Lender’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to Lender a certificate or certificates or credit Lender’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to Lender in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares (as the case may be) that the Company was required to deliver to Lender by the Required Delivery Date times (B) the closing sale price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date.

6.             CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE.

The obligation of the Company hereunder to issue the Note to Lender at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Lender with prior written notice thereof:

(a)           Lender shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(b)           The representations and warranties of Lender shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and Lender shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Lender at or prior to the Closing Date.

7.             CONDITIONS TO LENDER’S OBLIGATION TO CLOSE.

The obligation of Lender to close the transactions contemplated at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Lender’s sole benefit and may be waived by Lender at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to Lender each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to Lender the Note (in the original principal amount of $8,000,000).

(b)           Lender shall have received the opinion of Eavenson & Kairalla, P.L., the Company’s counsel, dated as of the Closing Date, in the form acceptable to Lender.

(c)           The Company shall have delivered to Lender a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to Lender, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(d)           The Company shall have delivered to Lender a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) business days of the Closing Date.

(e)           The Company shall have delivered to Lender a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) business days of the Closing Date.

(f)            The Company shall have delivered to Lender a certified copy of the Articles of Incorporation as certified by the Florida Secretary of State within ten (10) business days of the Closing Date.

(g)           Each Subsidiary shall have delivered to Lender a certified copy of its certificate of incorporation as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) business days of the Closing Date.

(h)           The Company shall have delivered to Lender a certificate, in the form acceptable to Lender, executed by the Secretary of the Company and dated as of the Closing Date, as to (I) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to Lender, (II) the Articles of Incorporation of the Company and (III) the Bylaws of the Company, each as in effect at the Closing.

(i)            Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Lender shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Lender in the form acceptable to Lender.

(j)            The Company shall have delivered to Lender a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.

(k)           The Common Stock (I) shall be designated for quotation or listed (as applicable) on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market.

(l)            The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market.

(m)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority or other Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(n)           Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(o)           The Company shall have obtained preliminary oral approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares.

(p)           The Company shall have delivered to Lender the Shareholder Consent as executed by each of John C. Textor, Jonathan F. Teaford, PBC Digital Holdings, LLC, PBC Digital Holdings II, LLC and PBC MGPEF Holdings, LLC (collectively, the “Principal Stockholders”) and delivered to Lender the voting agreements in the forms of Exhibit H hereto (the “Voting Agreements”), by and between the Company and Messrs. Textor and Teaford, as duly executed by the Company and each such Person.

(q)           In accordance with the terms of the Security Documents, the Company shall have delivered to Lender appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the security interests purported to be created by each Security Document.

(r)            Within two (2) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to Lender (i) true copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by Lender or as may secure the obligations owed by the Company to the buyers of the Senior Notes, shall cover any of the Collateral (as defined in the Security Documents) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by Lender shall not show any such Liens (as defined in the Security Documents); and (ii) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to Lender (the “Perfection Certificate”).

(s)            The Company shall have caused its mortgagor Subsidiaries to deliver to Lender the Mortgage and applicable UCC-1 financing statements with respect to the Properties.

(t)            All of the conditions precedent set forth in Section 4 of the Restructuring Agreement shall have been satisfied.

(u)           Lender shall have delivered an exercise notice in the form attached to the Warrant for the full exercise thereof (with such exercise occurring in a “cashless” fashion), and such exercise notice shall have been received and accepted by the Company.

(v)           The Company and Lender shall have entered into and consummated that certain stock repurchase agreement, whereby the Company repurchases 300,000 of the shares of Common Stock received by Lender upon the exercise of the Warrant for an aggregate exercise price of $2,500,000 (the “Stock Repurchase Agreement”).

(w)          The Company and its Subsidiaries shall have delivered to Lender such other documents relating to the transactions contemplated by this Agreement as Lender or its counsel may reasonably request.

8.             TERMINATION.

In the event that the Closing shall not have occurred within five (5) days of the date hereof, then Lender shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to Lender if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of Lender’s breach of this Agreement and (ii) that no such termination shall affect any obligation of the Company under this Agreement to reimburse Lender for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.             MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)           Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)           Severability; Maximum Payment Amounts.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or its Subsidiaries (as the case may be), or payable to or received by Lender, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to Lender, or collection by Lender pursuant to the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of Lender, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of Lender, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to Lender under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by Lender under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)           Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements (other than the Restructuring Agreement and the agreements, or portions thereof, which expressly survive pursuant to the terms of the Restructuring Agreement) between Lender, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein and in the Restructuring Agreement contain the entire understanding of the parties solely with respect to the matters covered herein and therein.  Except as specifically set forth herein or therein, neither the Company nor Lender makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Lender, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on Lender and all holders of Securities, as applicable.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.  As a material inducement for Lender to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by Lender, any of its advisors or any of its representatives shall affect Lender’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect Lender’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. Without limiting any other provision of this Agreement, it is expressly understood and agreed that no inquiries by Lender or any of its affiliates, advisors or representatives nor any other due diligence investigation conducted by Lender or any of its affiliates, advisors or representatives (including, without limitation, as contemplated by Section 2(e)) shall modify, amend or affect Lender’s right to rely on the Company’s representations and warranties contained herein or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.  “

(f)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company: Digital Domain Media Group, Inc. 10250 SW Village Parkway Port St. Lucie, FL 34987 Telephone: (772) 345-8000 Facsimile: (772) 345-8114 Attention: Chief Executive Officer

With a copy (for informational purposes only) to:

Sullivan & Triggs, LLP

1230 Montana Avenue, Suite 201

Santa Monica, CA 90403

Telephone: (310) 451-8300

Facsimile: (310) 451-8303

Attention: D. Thomas Triggs, Esq.

If to the Transfer Agent: American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219 Telephone: (718) 921-8380 Attention: Felix Orihuela

If to Lender:

ComVest Capital II, L.P.
525 Okeechobee Blvd., Suite 1050
West Palm Beach, FL 33401
Telephone: (561) 727-1800
Facsimile: (561) 727-2100
Attention: Robert O’Sullivan

with a copy (for informational purposes only) to:

Goldberg Kohn Ltd.
55 East Monroe Street, Suite 3300
Chicago, IL 60603
Telephone: (312) 201-3980
Facsimile: (312) 863-7480
Attention: Jonathan M. Cooper, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Lender, including, without limitation, by way of a Fundamental Transaction (as defined in the Note) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note).  Lender may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event each such assignee shall be deemed to have all of the rights of “Lender” hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)            Survival. The representations, warranties, agreements and covenants shall survive the Closing.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification.  In consideration of Lender’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Lender and each holder of any Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by Lender pursuant to Section 4(i), or (iv) the status of Lender or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)            Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.  Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m)          Remedies.  Lender and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the

Transaction Documents, any remedy at law may prove to be inadequate relief to Lender.  The Company therefore agrees that Lender shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)           Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Lender exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(o)           Payment Set Aside; Currency.  To the extent that the Company makes a payment or payments to Lender hereunder or pursuant to any of the other Transaction Documents or Lender enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)           Judgment Currency.

(i)            If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(A)          the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(B)           the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(B) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)           If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(B) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)          Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Lender and the Company have caused their respective signature page to this Debt Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

DIGITAL DOMAIN MEDIA GROUP, INC.

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Chief Executive Officer

LENDER:

COMVEST CAPITAL II, L.P.

By: ComVest Capital II Partners L.P., its General Partner
By:ComVest Capital II Partners UGP, LLC, its General Partner

By:	/s/ Robert A. O’Sullivan
Name:	Robert A. O’Sullivan
Title:	Managing Partner